UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 15, 2004
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-2609	94-323914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 – Entry Into a Material Definitive Agreement

A.            PG&E Corporation Credit Agreement

On December 10, 2004, PG&E Corporation entered into a three-year unsecured credit agreement for a $200 million revolving credit facility with BNP Paribas (BNP), as administrative agent and a lender, Deutsche Bank Securities, as syndication agent, ABN Amro Bank, N.V., Goldman Sachs Credit Partners L.P., and Union Bank of California, N.A., as documentation agents and lenders, and the following other lenders: Barclays Bank PLC, Citicorp USA, Inc., Deutsche Bank AG New York Branch, JP Morgan Chase Bank, N.A., Lehman Brothers Bank, FSB, Morgan Stanley Bank, Royal Bank of Canada, The Bank of Nova Scotia, and The Bank of New York  The credit facility will be used for working capital purposes.  PG&E Corporation has not made any borrowings or issued any letters of credit under the credit facility as of the date of this filing.

The credit facility has a term of three years and all amounts will be due and payable on December 10, 2007.  Subject to obtaining commitments from existing or new lenders and satisfying other conditions specified in the credit agreement, PG&E Corporation may increase the credit facility to $300 million.  In addition, at PG&E Corporation’s request and at the sole discretion of each lender, the credit facility may be extended for additional periods.

Borrowings under the credit facility will bear interest based, at PG&E Corporation’s election, on a Eurodollar rate or the base rate plus an applicable margin.  The base rate will equal the higher of BNP’s announced base rate or 0.5% above the federal funds rate.  PG&E Corporation also will pay a facility fee on the total commitments of the lenders under the credit facility and a utilization fee on the average amount of extensions of credit under the credit facility during any quarter in excess of 50% of the total commitments.  Until the earlier to occur of December 10, 2005, or a downgrade of the issuer ratings of Pacific Gas and Electric Company (Utility) by Standard & Poor’s or Moody’s Investors Service (Moody’s), the applicable margin for Eurodollar loans is fixed at 0.70% and 0% for base rate loans, the facility fee is fixed at 0.175% and the utilization fee is fixed at 0.125%.  Thereafter, the applicable margins, facility fee and utilization fee will be based on the Utility’s issuer rating.  The applicable margins will range between 0.70% and 1.35% for Eurodollar loans and 0% and 0.5% for base rate loans.  The facility fee will range between 0.175% and 0.4% and the utilization fee will range between 0.125% and 0.25%.  In addition, PG&E Corporation will pay a fee for each letter of credit issued under the credit facility equal to the applicable margin for Eurodollar loans and a customary fee payable to BNP as the letter of credit issuer.

The credit agreement includes usual and customary covenants for credit facilities of this type, including covenants limiting the following: liens, mergers, substantial asset sales and other fundamental changes, debt, and sales of the Utility’s stock owned by PG&E Corporation.  The credit agreement also requires that PG&E Corporation maintain a ratio of total consolidated debt to total consolidated capitalization of not more than 0.65 to 1.00 as of the end of each fiscal quarter.  The limitations on debt include a maximum of $1.5 billion of debt incurred or guaranteed by PG&E Corporation prior to the resumption of regular quarterly dividends by the Utility.  In addition, at any time, the credit facility limits debt secured by the Utility’s stock owned by PG&E Corporation to $2 billion, provided that the lenders have an equal and ratable lien on such stock.

In the event of a default by PG&E Corporation under the credit agreement, including cross-defaults relating to specified other debt of PG&E Corporation or the Utility in excess of $75 million, the lenders may terminate the commitments under the credit agreement and declare the amounts outstanding, including all accrued interest and unpaid fees, payable immediately.  In addition, the lenders may enforce any and all rights and remedies created under the credit facility or applicable law, including set-off rights.  For events of default relating to insolvency, bankruptcy or receivership, the commitments are automatically terminated and the amounts outstanding become payable immediately.

The lenders and agents under the credit facility and their affiliates have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to PG&E Corporation and the Utility.  These parties have received, and may in the future receive, customary compensation from PG&E Corporation and the Utility for such services.

A copy of the credit agreement is attached as Exhibit 99 and is incorporated herein by reference.  The foregoing summary of the terms of the credit agreement does not purport to be complete and is qualified in its entirety by reference to the credit agreement.

PG&E Corporation’s target is to establish $300 million of liquidity through a combination of $100 million in cash and the $200 million revolving credit facility discussed above.  As of December 13, 2004, when PG&E Corporation terminated its open market stock purchase program, PG&E Corporation had used approximately $32 million of the previously announced $350 million authorization to repurchase shares.  As discussed below, PG&E Corporation will use the remaining approximately $318 million to repurchase shares of its common stock on an accelerated basis.

B.       Accelerated Share Repurchase

On December 15, 2004, PG&E Corporation entered into accelerated share repurchase arrangements with Goldman, Sachs & Co. (GS&Co.) under which PG&E Corporation will repurchase 9,769,600 shares of its outstanding common stock at an initial price of $32.50 per share.  The repurchase will be funded from available cash on hand.  The repurchased shares will be retired.  Under the terms of the arrangements, PG&E Corporation may receive from, or be required to pay, GS&Co. a price adjustment based on the daily volume weighted average market price of PG&E Corporation common stock over a period of approximately two months.  The price adjustment can be settled, at PG&E Corporation’s option, in cash or in shares of its common stock.

GS&Co. may terminate the transaction (i) in the event of a default by PG&E Corporation under the accelerated share repurchase arrangements (which would include the acceleration of certain other PG&E Corporation indebtedness in a principal amount in excess of $75 million), (ii) on the day before any ex-dividend date of a PG&E Corporation dividend, and (iii) in certain other circumstances.  In the event of termination in connection with the ex-dividend date, PG&E Corporation and GS&Co. may elect to enter into a new agreement to complete the original transaction.  Upon an early termination (other than when a new agreement is executed to complete the original transaction), PG&E Corporation would be required to compensate GS&Co. for losses it incurred in connection with the accelerated share repurchase transaction.

The repurchase will not have a material impact on the calculation of earnings per share for 2004 since the calculation is based on the weighted average number of shares outstanding during 2004.  Any shares that PG&E Corporation issues in the future in connection with an early termination of the transaction or to compensate GS&Co. for any price adjustment would increase the number of shares outstanding at the time of issuance.  In addition, until the transaction is completed or terminated, generally accepted accounting principles require PG&E Corporation to assume that it will issue shares to settle any obligation it may have at the end of a quarterly or year end reporting period to GS&Co. in relation to any increase in share price over the share price at inception of the transaction, along with other net costs with respect to the repurchased shares.  The amount of shares PG&E Corporation must treat as having been issued to settle such obligation would be included in the weighted average number of shares outstanding for purposes of calculating PG&E Corporation’s fully diluted earnings per share for that reporting period.

GS&Co. and certain of its affiliates have engaged, and may in the future engage, in financial advisory, investment banking and other services for PG&E Corporation and its affiliates, including acting as a lender under PG&E Corporation’s credit agreement discussed above.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 regarding PG&E Corporation’s entry into a $200 million three-year revolving credit agreement dated as of December 10, 2004, is hereby incorporated into Item 2.03(a) by reference.

The information set forth above in Item 1.01 regarding PG&E Corporation’s undertaking of an accelerated share repurchase is hereby incorporated into Item 2.03(b) by reference.

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 15, 2004, the Board of Directors of PG&E Corporation appointed Peter A. Darbee, 51, as President and Chief Executive Officer of PG&E Corporation to be effective January 1, 2005.  Mr. Darbee currently serves as Senior Vice President and Chief Financial Officer of PG&E Corporation, a position he has held since September 20, 1999.  From September 20, 1999 to July 8, 2001, he also served as Treasurer.

Mr. Darbee would succeed Robert D. Glynn, Jr. who will retire as Chief Executive Officer and President effective January 1, 2005.  Mr. Glynn will remain Chairman of the Board of Directors of both PG&E Corporation and the Utility.  He has informed PG&E Corporation and the Utility that he intends to resign as Chairman of the Board and as a director and employee effective January 1, 2006.

The Board of Directors of PG&E Corporation also has appointed Christopher P. Johns, 44, who has been serving as Senior Vice President and Controller of PG&E Corporation since September 19, 2001, as Senior Vice President,  Chief Financial Officer, and Controller of PG&E Corporation effective January 1, 2005.  Mr. Johns served as Vice President and Controller of PG&E Corporation from July 1, 1997 to September 18, 2001.  He also served as Vice President and Controller of the Utility from June 1, 1996 to December 31, 1999.

On December 15, 2004, the Board of Directors of PG&E Corporation also adopted resolutions to amend the PG&E Corporation bylaws to change the authorized number of directors from eight to ten, effective January 1, 2005.  Under PG&E Corporation's bylaws, the authorized number of directors may not be less than 7 nor more than 13, but within that range the Board of Directors may set the exact number of directors by an amendment to the bylaws.  On December 15, 2004, the Board of Directors of the Utility also adopted resolutions to amend the Utility bylaws to change the authorized number of directors from nine to eleven, effective January 1, 2005.  Under the Utility’s bylaws, the authorized number of directors may not be less than 9 nor more than 17, but within that range the Board of Directors may set the exact number of directors by an amendment to the bylaws.

When the bylaw amendments become effective on January 1, 2005, there will be two vacancies on each Board of Directors.  Accordingly, on December 15, 2004, the Boards of Directors of each of PG&E Corporation and the Utility elected Mr. Darbee and Ms. Barbara L. Rambo to serve as directors effective January 1, 2005 to fill these vacancies.  The PG&E Corporation Board of Directors named Mr. Darbee as a member of the Executive Committee and named Ms. Rambo as a member of the Nominating, Compensation, and Governance Committee and the Finance Committee. The Utility Board of Directors named Mr. Darbee as a member of the Executive Committee of that Board.  These committee appointments also will become effective January 1, 2005.

Under PG&E Corporation’s and the Utility’s Corporate Governance Guidelines, at least 75% of each Board is required to be composed of independent directors, defined as directors who (1) are neither current nor former officers or employees of nor consultants to PG&E Corporation or its subsidiaries, (2) are neither current nor former officers or employees of any other corporation on whose board of directors any officer of PG&E Corporation serves as a member, and (3) otherwise meet the applicable definition of “independence” set forth in the New York Stock Exchange, American Stock Exchange, and Pacific Exchange rules.  The Utility’s Board of Directors has temporarily waived this guideline.  Since Mr. Darbee would not be an independent director, as defined in these corporate governance guidelines, his appointment will reduce the percentage of independent members on the Board of Directors of the Utility to approximately 73% from approximately 78%.  The Board of Directors of both PG&E Corporation and the Utility will continue to comply with applicable stock exchange rules, which require only that a majority of the Board of Directors be independent.

There are no arrangements or understandings pursuant to which Mr. Darbee or Ms. Rambo was selected as a director of PG&E Corporation or of the Utility.  Neither Mr. Darbee, Mr. Johns, nor Ms. Rambo has any relationship or related transaction with PG&E Corporation or the Utility that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth above in Item 5.02 regarding the
prospective amendment of the bylaws of PG&E Corporation and the
Utility is hereby incorporated into Item 5.03 by reference.

Item 8.01 - Other Events

A.  Credit Ratings Review

On December 13, 2004, Moody's announced that it had placed the ratings of the Utility under review for possible upgrade,
reflecting a number of positive regulatory developments that have occurred since the Utility emerged from bankruptcy in April 2004, which Moody’s states collectively strengthen the Utility's
prospects for improving credit quality.  Moody’s noted
that its rating review will focus on the Utility's ability to complete the upcoming securitization financing through the issuance of energy recovery bonds, as well as the outcome of a number of important state regulatory decisions involving long-term resource planning, cost of capital, and the Utility’s gas business,
all of which are scheduled to be rendered during December 2004 by the California Public Utilities Commission (CPUC).  In
addition to the Utility’s issuer rating (currently rated
Baa3), Moody’s stated the ratings under review for possible
upgrade include: the Utility’s first mortgage bonds, secured pollution control bonds, and secured bank loan agreement (currently rated Baa2); preferred stock (currently rated Ba2); and the
Utility’s shelf registration for the issuance of first
mortgage bonds and senior unsecured debt (currently rated (P)Baa2 and (P)Baa3, respectively).

B. Notice of Redemption of Utility’s Floating Rate First
Mortgage Bonds

On December 1, 2004, pursuant to the Utility’s
instruction, the trustee under the indenture for the
Utility’s Floating Rate First Mortgage Bonds due 2006
provided notice that $300 million aggregate principal amount of
Floating Rate First Mortgage Bonds would be redeemed on January 3,
2005.  The bonds to be redeemed will be selected from all
Floating Rate First Mortgage Bonds due 2006 in accordance with the procedures of The Depository Trust Company.  The Utility has drawn $300 million under its $850 million credit agreement to pay for the redemption.

C. Approval of Diablo Canyon Spent Fuel Storage Facility

On December 8, 2004, the California Coastal Commission
(Commission) granted the Utility’s application for a coastal development permit authorizing it to proceed with its planned construction of an on-site dry cask storage facility for spent nuclear fuel at the Utility’s Diablo Canyon nuclear power
plant (Diablo Canyon).  As previously disclosed, in April
2004, San Luis Obispo County (County) issued a permit under the
California Coastal Act, subject to a number of conditions.
The Utility, along with several other interested parties, filed appeals of the County’s decision with the Commission.
The Utility’s appeal challenged one of the conditions
pertaining to the granting of public access to the coast and other portions of the Utility’s property surrounding Diablo
Canyon.  The Commission granted the Utility's appeal, denied the appeals of other parties and conducted a de novo review of the
application.   The Commission’s December 8, 2004
decision requires that the Utility provide expanded public access to the coast and other lands surrounding Diablo Canyon, although such public access is less expansive than the County had originally required and will be subject to a one-year study process.

Further, as previously disclosed, several intervenors have filed an appeal of the Nuclear Regulatory Commission’s (NRC) March
2004 decision authorizing the dry cask storage facility in the U.S.
Court of Appeals for the Ninth Circuit.  Oral arguments on
that appeal are expected in the first quarter of 2005 with a decision anticipated in mid-2005.  PG&E Corporation and
the Utility cannot predict the outcome of these appeals.

The Utility anticipates that the new dry cask storage facility will enable it to store on-site all of the spent fuel produced by
Diablo Canyon’s Unit 1 and Unit 2 through expiration of their operating licenses in 2021 and 2024, respectively.  Barring
the issuance of a judicial stay of the NRC or Commission approvals, the Utility may proceed with construction of the dry cask storage facility.

As previously disclosed, on November 3, 2004, the Utility filed an application with the NRC seeking authorization to install a temporary rack in its existing spent fuel storage pool which would increase the on-site storage capability to permit the Utility to operate Unit 1 until 2010 and Unit 2 until 2011.  This option will remain available if construction of the dry cask storage facility is delayed.  If the on-site dry cask storage facility is not completed, and the Utility is otherwise unable to increase its on-site storage capacity, it is possible that the operation of
Diablo Canyon may have to be curtailed or halted as early as 2007 and until such time as additional spent fuel can be safely
stored.

D.  Revised Draft ResolutionRegarding Billing
Issues

On December 9, 2004, the Energy Division of the CPUC released a revised draft resolution regarding delayed and estimated bills for comment.  Unlike the earlier draft released on November 16,
2004, the revised draft, if adopted by the CPUC, would provide a regulatory hearing process in which the CPUC can determine whether the Utility should be ordered to make refunds on, or adjustments to, previously rendered bills, as well as any other issues
specified by the assigned Commissioner and the administrative law judge.  The revised resolution proposes to grant the motion
filed by The Utility Reform Network (TURN) requesting that the CPUC open an investigative proceeding to review the Utility’s past billing practices.  The revised draft would require the
Utility to file a report in that proceeding explaining the reasons for the amount of delayed and estimated bills for the five-year period ended December 31, 2004, and describing a plan for reducing the number of these bills.

The revised draft resolution declares that the tariff changes included in the revised resolution, which exceed the
Utility’s proposed tariff changes, are “consistent with
existing CPUC policy, tariffs, and requirements” and
“simply reflect the proper interpretation of existing
tariffs.”  The revised draft resolution could affect the
Utility’s past bills issued to customers before October 13,
2004, even though the Utility’s proposed tariff changes only would apply prospectively from the proposed October 13, 2004 effective date.

PG&E Corporation and the Utility continue to believe that
the revised draft resolution, if adopted as an order by the CPUC, would be unlawful to the extent it (i) is applied retroactively to bills issued before October 13, 2004, (ii) requires the Utility to make tariff modifications beyond those it requested in its October
15, 2004 advice letter, and (iii) grants TURN’s motion.
Comments on the revised draft resolution are due December 30, 2004 with reply comments due January 6, 2005.  Neither PG&E
Corporation nor the Utility can predict the outcome of this
matter.  It is possible that the outcome would have a material adverse effect on PG&E Corporation’s or the
Utility’s results of operations or financial condition.

E.  Authorized Share Repurchases

On December 15, 2004, the Board of Directors of PG&E
Corporation authorized the purchase of shares of PG&E
Corporation common stock directly, or through one or more
subsidiaries, from time to time, but no later than June 30, 2006, through brokers and dealers on the New York Stock Exchange and/or the Pacific Exchange or in privately negotiated transactions, which may include accelerated or forward or similar stock purchases and/or the establishment of one or more “Rule 10b5-1
plans” with an aggregate purchase price not to exceed $975
million (excluding brokers’ commissions and any gains or
losses incurred in connection with hedging the risk associated with changes in the market price of PG&E Corporation’s common
stock or the settlement of outstanding liabilities with respect to repurchased shares in connection with any accelerated share
repurchase program or forward or similar stock purchase
program).  Such repurchases are contingent on PG&E
Corporation’s receipt of sufficient cash from the
Utility.

On December 15, 2004, the Board of Directors of the Utility
authorizedthe repurchase of up to $800 million of the
Utility’s common stock from PG&E Corporation, with such
repurchases to be effected from time to time, but no later than
December 31, 2006.  The aggregate authorized amount of stock repurchases will increase to $1.8 billion following the receipt of proceeds from the issuance of the first series of Energy Recovery
Bonds (ERBs) expected to be issued in January 2005 to refinance the regulatory asset provided under the settlement agreement entered into by PG&E Corporation, the Utility, and the CPUC to resolve the Utility’s Chapter 11 proceeding (Settlement
Agreement).  The actual amounts of the stock repurchases will depend upon the actual proceeds received from the ERBs, as well as the Utility’s cash from operations, capital requirements, and projected capital structure.

Item 9.01:  Financial Statements and Exhibits

(c)  Exhibits

99
Credit Agreement, dated as of December 10, 2004, among PG&E
Corporation, BNP Paribas, as administrative agent and a lender,
Deutsche Bank Securities, as syndication agent, ABN Amro Bank,
N.V., Goldman Sachs Credit Partners L.P., and Union Bank of
California, N.A., as documentation agents and lenders, and the following other lenders: Barclays Bank PLC, Citicorp USA, Inc.,
Deutsche Bank AG New York Branch, JP Morgan Chase Bank, N.A.,
Lehman Brothers Bank, FSB, Morgan Stanley Bank, Royal Bank of
Canada, The Bank of Nova Scotia, and The Bank of New York

 SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of
1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

 PG&E CORPORATION

     /s/ CHRISTOPHER P. JOHNS

 By:

 Christopher P. Johns
 Senior Vice President and Controller

 PACIFIC GAS AND ELECTRIC COMPANY

     /s/ DINYAR B. MISTRY

 By:

 Dinyar B. Mistry
 Vice President and Controller

Dated:  December 15, 2004

EXHIBIT INDEX

99     Credit Agreement, dated as of
December 10, 2004, among PG&E Corporation, BNP Paribas, as
administrative agent and a lender, Deutsche Bank Securities, as syndication agent, ABN Amro Bank, N.V., Goldman Sachs Credit
Partners L.P., and Union Bank of California, N.A., as documentation agents and lenders, and the following other lenders: Barclays Bank
PLC, Citicorp USA, Inc., Deutsche Bank AG New York Branch, JP
Morgan Chase Bank, N.A., Lehman Brothers Bank, FSB, Morgan Stanley
Bank, Royal Bank of Canada, The Bank of Nova Scotia, and The Bank
of New York